As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-290430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEA INDUSTRIES INC.
(Exact name of registrant as specified in our charter)

Nevada	27-3911608
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

David Namdar

Chief Executive Officer

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Allison C. Handy

Perkins Coie LLP

1301 Second Avenue Suite 4200

Seattle, WA 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-290430) (“Post-Effective Amendment No. 1”) of CEA Industries Inc. (the “Company”) is being filed because the Company will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended April 30, 2026. Certain information regarding the securities being offered pursuant to the accompanying prospectus contained herein was dated as of September 18, 2025, which was the measurement date used in the initial filing of the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Registration Statement. The selling stockholders identified herein may continue to offer and sell the securities registered hereunder in accordance with Rule 415(a)(5) under the Securities Act.

PROSPECTUS

CEA INDUSTRIES INC.

64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,099 Asset Manager Warrants to Purchase up to 990,099 Shares of Common Stock

990,099 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 41,754,478 shares (the “PIPE Shares”) of common stock, par value $0.00001 per share (“Common Stock”) issued to the investors of the PIPE Offering (as defined herein), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,750,510 shares of Common Stock with an exercise price per share equal to $0.00001, (iii) 7,750,510 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 5,940,598 shares of Common Stock with an exercise price per share equal to $0.00001, (v) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Asset Manager Warrants”) to purchase up to 990,099 shares of Common Stock with an exercise price per share equal to $10.23, (vii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants (the “Asset Manager Warrant Shares”), (viii) warrants (the “Stapled Warrants”) to purchase up to 49,504,988 shares of Common Stock with an exercise price per share equal to $15.15, and (ix) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Stapled Warrant Shares”).

This prospectus also relates to the issuance by CEA Industries, Inc., a Nevada corporation of up to (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Primary Issuance Securities”).

The PIPE Shares, Pre-Funded Warrants and Stapled Warrants were issued pursuant to that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cash Securities Purchase Agreement”), by and among CEA Industries Inc. (the “Company”) and each purchaser party thereto, and that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cryptocurrency Securities Purchase Agreement”, and collectively with the Cash Securities Purchase Agreement the “Securities Purchase Agreements”), by and among the Company and each purchaser party thereto, in a private placement offering (the “PIPE Offering”) that closed on August 5, 2025.

The Strategic Advisor Warrants were issued by the Company to the strategic advisors pursuant to two separate Strategic Advisor Agreements, each dated as of August 5, 2025 (the “Strategic Advisor Agreements”), by and between the Company and individually each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (collectively the “Strategic Advisors”). The Asset Manager Warrants were issued by the Company to 10X Capital Partners LLC (the “Asset Manager”) in connection with the PIPE Offering pursuant to that certain Asset Management Agreement, dated as of August 5, 2025 (the “Asset Management Agreement”). We refer to the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Asset Manager Warrants, Asset Manager Warrant Shares, Stapled Warrants and Stapled Warrant Shares collectively as the “Securities” in this prospectus.

We are registering the issuance and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

Other than with respect to the Primary Issuance Securities, we are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full.

Our Common Stock and warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BNC,” and “BNCWW” and “BNCWZ,” respectively. On June 17, 2026, the closing price as reported on Nasdaq was $2.18 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “BNC,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to CEA Industries Inc., a Nevada corporation, and its wholly owned subsidiaries.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain forward-looking statements within the meaning of U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus and information incorporated by reference in this prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, our Transition Report on Form 10-KT, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Overview

The Company is the largest publicly-traded digital asset treasury (“DAT”) focused exclusively on BNB, the native token of the BNB Chain ecosystem (“BNB Chain”). We seek to continue to build and manage the largest corporate treasury of BNB to provide institutional-grade exposure to BNB Chain and to generate income on our eligible BNB holdings through active treasury management, derivatives, or through new tokens or coins distributed by projects to a wide range of individuals in the crypto community. We may also generate returns through additional digital asset-related activities such as validation and staking services, lending, and other decentralized finance protocols in the future.

Our strategy is built around a simple thesis: BNB is a scarce, utility-driven digital asset that serves as a core economic asset within one of the most active, and growing, blockchain ecosystems in the world. We seek to provide public equity market investors with exposure to BNB through a Nasdaq-listed, SEC-reporting company that combines direct BNB ownership, public company governance, audited financial reporting, treasury controls, custody infrastructure, and capital markets access. We view BNB as a strategic treasury asset and intend to continue evaluating opportunities to acquire additional digital assets as part of its capital allocation strategy.

We believe our platform is differentiated from direct token ownership, private digital asset vehicles, exchange-traded products, and operating companies that hold digital assets as part of a diversified treasury strategy. Our objective is not merely to hold BNB passively, but to build the leading public company platform for BNB ownership, treasury management, and participation in the BNB ecosystem.

We acquired Fat Panda Ltd. and related entities on June 6, 2025 and continue to operate its core retail nicotine vape operations in Canada.

Private Placement Offering

On July 28, 2025, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “PIPE Offering”) (i) an aggregate of 41,754,478 shares of Common Stock, at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,750,510 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants”) to purchase an aggregate of 49,504,988 shares of Common Stock (the “Stapled Warrant Shares”) at an exercise price of $15.15 per Stapled Warrant. In the PIPE Offering, the Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants. The Company closed the PIPE Offering on August 5, 2025.

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the PIPE Offering registering the resale of the Common Stock sold in the PIPE Offering, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, and certain securities to be issued to the Company’s strategic advisor.

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On August 5, 2025, the Company announced in a press release that it had closed the PIPE Offering as of August 5, 2025 to support the implementation of its BNB-focused treasury strategy (the “DAT Strategy”). The PIPE Offering delivered $500,000,000 in gross proceeds plus up to an additional $750,000,000 that may be received from the exercise of the Pre-Funded Warrants and Stapled Warrants.

Asset Management Agreement

In connection with the PIPE Offering, on August 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (the “Asset Manager”) pursuant to which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets in accordance with the DAT Strategy. The DAT Strategy is primarily focused on BNB and BNB equivalents, primarily within the BNB ecosystem.

The assets subject to the Asset Management Agreement consist of the net proceeds from the PIPE Offering as well as any other cash or digital assets the Company designated as part of its DAT and are held in cryptocurrency wallets, with custody maintained by a custodian acceptable to the Strategic Committee of the Company’s board of directors.

On May 22, 2026, the Company filed a complaint against the Asset Manager in the United States District Court for the District of Delaware regarding the Asset Management Agreement. The complaint seeks a declaration that the Asset Management Agreement is void from inception as unconscionable and orders all fees paid by the Company to the Asset Manager under the Asset Management Agreement since inception be returned to the Company. Alternatively, the complaint seeks a declaration that a liquidated damages clause in the Asset Management Agreement, which would accelerate nearly 20 years of future fees upon termination, is an unenforceable penalty.

Prior to the Company’s complaint, the Asset Manager was compensated according to a management fee schedule set forth in the Asset Management Agreement and was also entitled to a one-time issuance of warrants to purchase shares of Common Stock equal to 2% of the aggregate number of shares and certain Pre-Funded Warrants issued in the PIPE Offering. The Company was responsible for all reasonable and documented expenses related to the operation of the DAT Strategy, including custodial, banking, brokerage, transaction, and other related fees. The Asset Manager does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Asset Management Agreement has a term of twenty years. Under the terms of the Asset Management Agreement, for which the Company has sought relief as an unenforceable penalty, the Company is required to pay the Asset Manager all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly, if the Company terminates the Asset Management Agreement prior to the end of the term, or if the Asset Manager terminates due to a material breach by the Company. The Asset Manager may terminate the agreement at any time for any reason with at least 120 days’ prior written notice.

The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets. The Asset Manager may provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of Delaware.

Strategic Advisor Agreements

On August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (the “Strategic Advisors”) pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and the Strategic Advisors. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreements. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors warrants (the “Strategic Advisor Warrants”) to purchase an aggregate of 5,940,598 shares of Common Stock. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the Common Stock. The Strategic Advisor Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://bnc.network/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Issuer	CEA Industries, Inc.

Primary Issuance	64,186,195 shares of Common Stock comprised of (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants.

Selling Stockholders - Shares of Common Stock Offered:	41,754,478 shares of Common Stock.

Selling Stockholders - Pre-Funded Warrants Offered:	7,750,510 Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.00001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Pre-Funded Warrant Shares to be issued upon exercise of the Pre-Funded Warrants.

Selling Stockholders - Strategic Advisor Warrants Offered:	5,940,598 Strategic Advisor Warrants, each exercisable at $0.00001 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Strategic Advisor Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Selling Stockholders - Asset Manager Warrants Offered:	990,099 Asset Manager Warrants, each exercisable for one share of Common Stock at an exercise price of $10.23 per share. The Asset Manager Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Asset Manager Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Asset Manager Warrant Shares to be issued upon exercise of the Asset Manager Warrants.

Selling Stockholders - Stapled Warrants Offered	49,504,988 Stapled Warrants, each exercisable for one share of Common Stock at an exercise price of $15.15 per share. The Stapled Warrants are exercisable immediately and may be exercised at any time thereafter prior to 5:00 p.m. (New York City time) on July 28, 2028. This offering also relates to the Stapled Warrant Shares to be issued upon exercise of the Stapled Warrants.

Common Stock Outstanding Before this Offering	43,083,082 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering	107,269,277 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and the Stapled Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. If we receive proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Stapled Warrants or the Asset Manager Warrants, we intend to use such proceeds to purchase BNB and for other general corporate purposes described in the “Use of Proceeds” section of this prospectus.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Capital Market Symbol for Our Common Stock and Warrants:	BNC, BNCWW and BNCWZ

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 43,083,082 shares of Common Stock outstanding as of September 18, 2025, and assumes full exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants being offered in this offering.

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RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025, “Risk Factors” under Item 1A in our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2025, October 31, 2025, and January 31, 2026, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Common Stock

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of shares of our Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of shares of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for shares of our Common Stock.

If the Selling Stockholders who hold warrants immediately exercise their warrants and sell their shares of our Common Stock included in this prospectus, they could cause our Common Stock price to decline.

The sale and issuance of our Common Stock upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants could have the effect of depressing the market price for our Common Stock, through dilution of earnings per share or otherwise. All of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants will be available for resale in the public market. If the Pre-Funded Warrants and Strategic Advisory Warrants are exercised by the holders thereof, and such shares are sold in the public market, such sales of our Common Stock could have the effect of depressing the market price for our Common Stock. In addition, future events and conditions could increase the dilution that is currently projected. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our Common Stock to decline or to grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our Common Stock.

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $1.83 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We rely heavily on the services of our Asset Manager and Strategic Advisors. Any disruption to these services may result in a significant disruption in our operations and management of our digital assets.

The Company relies heavily on the services of its Asset Manager and its Strategic Advisors for the management of its digital asset treasury and for strategic guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Asset Manager and the Strategic Advisors have the right to terminate their respective agreements for convenience at any time, with 120 days’ notice for the Asset Manager and 90 days’ notice for the Strategic Advisors. If either party exercises this right, the Company could face significant disruption in its operations and management of digital assets. Additionally, if the Company terminates the Asset Management Agreement early or if the Asset Manager terminates due to a material breach by the Company, it must pay the Asset Manager all fees and compensation that would have accrued through the end of the twenty-year term, which could materially impact the Company’s financial condition.

Furthermore, both the Asset Manager and the Strategic Advisors have received warrants to purchase shares of the Company’s Common Stock. This equity interest may create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of the Company or its stockholders. There is no assurance that such conflicts will be resolved in the Company’s favor, and any failure to manage these conflicts could adversely affect the Company’s business, financial condition, and reputation.

There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

5

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

We may use the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants for general corporate purposes, including, among other things:

1.	working capital;

2.	other capital expenditures;

3.	repurchase of Common Stock;

4.	repayment of debt; and/or

5.	pursuit of the DAT Strategy.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants.

6

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BNC.” The last reported sale price of our Common Stock on June 17, 2026 on Nasdaq was $2.18 per share. As of June 15, 2026, there were 55 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

7

DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Nevada Revised Statutes (“NRS”) and to the complete text of our Articles of Incorporation (as amended) and Bylaws (as amended).

Our authorized capital stock consists of shares made up of:

●	200,000,000 shares of Common Stock; and

●	25,000,000 shares of undesignated preferred stock, par value $0.00001 per share, the rights and preferences of which may be established from time to time by our board of directors.

Our authorized but unissued shares of Common Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our articles of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Holders of our Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Common Stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. Holders of our Common Stock have the right to participate ratably in dividend distributions. The shares of our Common Stock offered hereby, when issued, will be fully paid and nonassessable.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.00001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

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Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 4.99/9.99 % of our outstanding shares of Common Stock. An affiliate of the Company may suspend the ownership limitation if the limitation is not required to be in effect to ensure compliance with the applicable Nasdaq listing requirements with respect to stockholder approval. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Form of Pre-Funded Warrant. In the absence of an effective registration statement registering the issuance of the shares underlying the Pre-Funded Warrants under the Securities Act, the Company shall issue, and the holder agrees to receive, unregistered shares underlying the Pre-Funded Warrants upon a cashless exercise. Subject to the terms therein, the Pre-Funded Warrants will be automatically exercised via cashless exercise on the Termination Date (as that term is defined in the Pre-Funded Warrants).

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

9

Strategic Advisor Warrants

The following summary of certain terms and provisions of the Strategic Advisor Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Strategic Advisor Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Strategic Advisor Warrant for a complete description of the terms and conditions of the Strategic Advisor Warrants.

Duration and Exercise Price. The Strategic Advisor Warrants are exercisable for 5,940,598 shares of Common Stock at an exercise price of $0.00001 per share of Common Stock. The Strategic Advisor Warrants are exercisable at any point on or prior to 5:00 p.m. on August 5, 2030 (the “SA Warrant Termination Date”).

Exercisability. The Strategic Advisor Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us, on or before the SA Warrant Termination Date, a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Strategic Advisor Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Strategic Advisor Warrants provided that in no event shall ownership exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Strategic Advisor Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Strategic Advisor Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Strategic Advisor Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Strategic Advisor Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Form of Strategic Advisor Warrant.

Transferability. Subject to applicable laws, a Strategic Advisor Warrant may be transferred at the option of the holder upon surrender of the Strategic Advisor Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Strategic Advisor Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Strategic Advisor Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Strategic Advisor Warrants.

Asset Manager Warrants

The following summary of certain terms and provisions of the Asset Manager Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Asset Manager Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Asset Manager Warrant for a complete description of the terms and conditions of the Asset Manager Warrants.

10

Duration and Exercise Price. Each Asset Manager Warrant offered hereby will have an initial exercise price per share equal to $10.23. The Asset Manager Warrants will be immediately exercisable or otherwise in accordance with the terms of the Asset Manager Warrant and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on July 28, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Asset Manager Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Asset Manager Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Asset Manager Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Asset Manager Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of an Asset Manager Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Asset Manager Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Asset Manager Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Form of Asset Manager Warrant.

Transferability. Subject to applicable laws, an Asset Manager Warrant may be transferred at the option of the holder upon surrender of the Asset Manager Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Asset Manager Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Asset Manager Warrants on any securities exchange

Right as a Stockholder. Except as otherwise provided in the Asset Manager Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Asset Manager Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Asset Manager Warrants.

Stapled Warrants

The following summary of certain terms and provisions of the Stapled Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Stapled Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Stapled Warrant for a complete description of the terms and conditions of the Stapled Warrants.

Duration and Exercise Price. Each Stapled Warrant offered hereby will have an initial exercise price per share equal to $15.15. The Stapled Warrants are exercisable, in whole or in part, during the three year period commencing on July 28, 2025 and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on June 28, 2028. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

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Exercisability. The Stapled Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company (or the warrant agent) a duly executed exercise in accordance with the procedures set forth in the Form of Stapled Warrant, together with payment in full of the exercise price for the number of shares of our Common Stock to be purchased upon such exercise and any applicable taxes (except in the case of a cashless exercise or other alternative settlement as may be provided under the Warrant Agreement). A holder (together with its affiliates) may not exercise any portion of the Stapled Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Stapled Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Stapled Warrants. No fractional shares of Common Stock will be issued upon exercise of a Stapled Warrant. If, by reason of any adjustment or otherwise, the holder would be entitled to receive a fractional share upon exercise, the number of shares to be issued will be rounded down to the nearest whole number, and no cash or other consideration will be paid in respect of such fractional share.

Transferability. An Asset Manager Warrant may be transferred at the option of the holder upon surrender of the Asset Manager Warrant to the warrant agent, together with a written request for exchange or transfer and the appropriate instruments of transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new warrant representing an equal aggregate number of Asset Manager Warrants shall be issued to the transferee and the old warrant shall be cancelled by the warrant agent. In the event that a warrant surrendered for transfer bears a restrictive legend, the warrant agent shall not cancel such warrant and issue new warrants in exchange thereof until the warrant agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new warrants must also bear a restrictive legend. No service charge shall be made for any exchange or registration of transfer of Asset Manager Warrants, except for any tax or other governmental charge imposed in connection therewith. The warrant agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

Exchange Listing. There is no trading market available for the Stapled Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Stapled Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Stapled Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Stapled Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Stapled Warrants.

Mandatory Exercise. The Company may require the holders of outstanding Asset Manager Warrants to exercise such warrants in full, but not in part, at the option of the Company, upon notice to the holders as described in the Form of Stapled Warrant. Notice of mandatory exercise shall be sent to the holders not less than thirty (30) days prior to the Mandatory Exercise Date (as defined in the Form of Stapled Warrant) and shall include the events giving rise to such mandatory exercise, the Mandatory Exercise Date, the applicable warrant price, the procedures holders must follow to exercise their warrants, and the consequences of failure to pay the applicable warrant price. On and after the mandatory exercise date, the record holder of the Asset Manager Warrants shall have no further rights except to receive, upon surrender of the warrants and payment in full of the applicable warrant price in cash, the shares issuable in connection with warrants exercised on the Mandatory Exercise Date. If the holder does not pay the applicable warrant price in cash within thirty (30) days following the Mandatory Exercise Date, the Company may, in its discretion, either effect a cashless exercise of the applicable warrants or redeem and cancel the applicable warrants in exchange for a nominal amount per warrant, as set forth in the Form of Stapled Warrant.

Nevada Revised Statutes

Under the Nevada Revised Statutes, sections 78.411–78.444, certain Nevada corporations are restricted from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting shares (referred to as an “interested stockholder”);
●	an affiliate or associate of an interested stockholder;
●	for a period of two years following the date that the stockholder became an interested stockholder.

A “business combination” under Nevada law includes, among other things, a merger, consolidation, or significant sale of assets involving the corporation and the interested stockholder. However, these restrictions do not apply if:

●	our board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, before the date the stockholder became an interested stockholder; or
●	after the completion of the transaction in which the person became an interested stockholder, the interested stockholder owns at least 90% of the outstanding voting shares of the corporation, excluding shares owned by certain directors, officers, and employee stock plans.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. For additional information regarding the issuances of those shares of Common Stock and the other Securities, see the section of this prospectus titled “Prospectus Summary.” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our Common Stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholders will sell all of the Common Stock being offered hereby pursuant to this prospectus.

Information about the Selling Stockholders may change from time to time, including by addition of additional Selling Stockholders, and if necessary, we will supplement this prospectus accordingly.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table are based upon 43,083,082 shares of Common Stock outstanding as of September 18, 2025.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering†	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus†	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering
11-11 DG Holdings, LLC(2)	99,010	99,010	0	*
99 Capital LP(3)	594,060	594,060	0	*
Abdulla Rashed Helal Rashed Isa	217,822	217,822	0	*
Abraham Strategies 1 Limited(4)	2,772,278	2,772,278	0	*
AD BNB a series of Allocations 2025 Master, LLC(5)	554,456	554,456	0	*
Akshat Vaidya	29,704	29,704	0	*
Al Mal Capital PSC(6)	480,200	480,200	0	*
Alex Rabinovitch	39,604	39,604	0	*
Alyeska Master Fund, L.P. (7)	1,287,130	1,287,130	0	*
AN MING WU	99,010	99,010	0	*
Andrew Schwartzberg	495,050	495,050	0	*
Animoca Ventures SPC - Animoca Ventures I, SP(8)	198,020	198,020	0	*
Anson East Master Fund LP(9)	356,436	356,436	0	*
Anson Investments Master Fund LP(10)	1,267,328	1,267,328	0	*
Anson Opportunities Master Fund LP(11)	356,436	356,436	0	*
Apollo Exchange LLC(12)	1,386,140	1,386,140	0	*
Arche Capital SPV IV LLC(13)	2,574,258	2,574,258	0	*
Arrington Moonbeam Growth Fund, LP(14)	62,378	62,378	0	*
Arrington XRP Capital Fund, LP(15)	828,712	828,712	0	*
Ashwin Pavan Ramachandran	99,010	99,010	0	*
Austin Alexander	481,332	481,332	0	*
Beaming Victory Limited(16)	1,980,200	1,980,200	0	*
Benjamin Clarke	59,406	59,406	0	*
BNB Pipe, L.P. - Series 1(17)	990,100	990,100	0	*
Boolean Investment Holdings Limited(18)	198,020	198,020	0	*
Borderless Multi-Strategy Fund V LP(19)	594,060	594,060	0	*
Breed Fund II, LP(20)	58,080	58,080	0	*
Broocknell Holdings Limited(21)	1,386,140	1,386,140	0	*
BTG Pactual Absolute Return Master Fund LP(22)	792,080	792,080	0	*
BZH, LLC(23)	27,722	27,722	0	*
CC Ventures(24)	198,020	198,020	0	*
Chengqi Liu	99,010	99,010	0	*
Chiron Management Company Limited(25)	2,376,238	2,376,238	0	*
Citium Holdings SPF(26)	1,188,120	1,188,120	0	*
CoinFund Liquid Opportunities LP(27)	859,406	859,406	0	*
Cryptic Venture Partners(28)	594,060	594,060	0	*
Crypto Blockchain Industries, SA(29)	99,010	99,010	0	*
Cyber Citadel(30)	990,100	990,100	0	*
Danny Yang	49,506	49,506	0	*
dao5 capital fund II L.P. (31)	396,040	396,040	0	*
David Namdar	481,332	481,332	0	*
DE SIP LLC(32)	198,020	198,020	0	*
Delta Blockchain Fund LP(33)	396,040	396,040	0	*
Denko Mancheski	297,030	297,030	0	*
Eleven Eleven Algo Cl(34)	198,020	198,020	0	*
Entropy Digital AG(35)	99,010	99,010	0	*
Exinity Limited(36)	990,100	990,100	0	*
Exodus Point Partners Master Fund, LP(37)	1,980,200	1,980,200	0	*
Finality Liquid Opportunities Master Fund Ltd. (38)	49,506	49,506	0	*
For The Tech LLC(39)	39,604	39,604	0	*
G-20 Hermes Advisory Ltd(40)	792,080	792,080	0	*
Galia Benartzi	79,208	79,208	0	*
GAMA DAT IV SPV, LLC(41)	346,536	346,536	0	*
George Bousis	19,802	19,802	0	*
Gluonfield Holdings Limited(42)	2,376,238	2,376,238	0	*
GNT Special Opportunity I LLC(43)	2,156,060	2,156,060	0	*
Goldmount II a series of Allocations 2025 Master LLC(44)	1,581,186	1,581,186	0	*
Goldmount III a series of Allocations 2025 Master LLC(45)	557,340	557,340	0	*
GSR Growth Investments LP(46)	990,100	990,100	0	*
Gundy Co ITF The HGC Fund LP(47)	247,526	247,526	0	*
Guy Benartzi	79,208	79,208	0	*
Hack Seed Fund II LP(48)	198,020	198,020	0	*
Hamble International Inc(49)	198,020	198,020	0	*
Harraden Circle Concentrated, LP(50)	56,122	56,122	0	*
Harraden Circle Investors, LP(51)	176,572	176,572	0	*
Harraden Circle Special Opportunities, LP(52)	113,842	113,842	0	*
Harry Hurst	79,208	79,208	0	*
Hivemind Validation Master( Fund, LP(53)	198,020	198,020	0	*
HODL Holdings Inc. (54)	198,020	198,020	0	*
Huddle Park Ltd(55)	198,020	198,020	0	*
Humla Ventures on behalf of TBD, SPV(56)	79,208	79,208	0	*
Hyla Liquid Venture Fund, LP(57)	19,802	19,802	0	*
Hypersphere Atlas Master Fund Ltd. (58)	792,080	792,080	0	*
Inventive Sino Limited(59)	99,010	99,010	0	*
Ivan Brightly	198,020	198,020	0	*
IVC Advisory Co. Ltd. (60)	297,030	297,030	0	*
Jane Street Global Trading, LLC(61)	396,040	396,040	0	*
Jason Stone	99,010	99,010	0	*
JB-Growth GmbH(62)	792,080	792,080	0	*
Jiajin He	2,376,240	2,376,240	0	*
JL SOF I A Series of Allocations 2025 Master, LLC(63)	495,050	495,050	0	*
Kamal Haider Bangash	297,030	297,030	0	*
Kenetic FO LLC(64)	25,742	25,742	0	*
Lantern Management Fund LP(65)	396,040	396,040	0	*
Layertech Inc(66)	99,010	99,010	0	*
LeadSeven LLC(67)	198,020	198,020	0	*
LTP Equity Opportunities I Limited(68)	1,485,150	1,485,150	0	*
Luke Wagman	396,040	396,040	0	*
Maelstrom Fund (BVI), Ltd. (69)	99,010	99,010	0	*
Mazel Investors LLC(70)	19,802	19,802	0	*
Merkle Tree Markets Ltd. (71)	792,080	792,080	0	*
Mission Gate LLC(72)	99,010	99,010	0	*
MMCAP International Inc. SPC(73)	1,485,150	1,485,150	0	*
MNNC Capital Digital Asset Opportunities Master Fund, LP(74)	297,030	297,030	0	*
Moonwalker SPV 1 LLC(75)	148,516	148,516	0	*
Nabeel Qadri	297,030	297,030	0	*
Nano Labs Ltd(76)	990,100	990,100	0	*
O&L SPV a series of Allocations 2025 Master, LLC(77)	1,227,724	1,227,724	0	*
Olaf Carlson-Wee	594,060	594,060	0	*
One68 Global Capital, LLC(78)	99,010	99,010	0	*
Orthogonal Thinker Inc. (79)	69,308	69,308	0	*
Palladium Holdings, LLC(80)	350,000	350,000	0	*
Palmas Accelerate SPV LLC a series of Palmas SPV LLC(81)	594,062	594,062	0	*
Pantera Blockchain Fund LP(82)	297,030	297,030	0	*
Pantera DAT Opportunities Master Fund SP(83)	1,485,150	1,485,150	0	*
Pantera Liquid Token Fund LP(84)	198,020	198,020	0	*
Paper Group Inc(85)	990,100	990,100	0	*
Paycase Financial Corp. (86)	39,604	39,604	0	*
Perga Capital Partners, LP(87)	39,604	39,604	0	*
Phiton Ventures, LLC(88)	198,020	198,020	0	*
Pinz Capital Special Opportunities Fund LP(89)	69,308	69,308	0	*
Praneel Patel	396,040	396,040	0	*
Project Alpha B No 2, a series of GCRx Master LLC(90)	380,336	380,336	0	*
Propel Horizon Holdings Limited(91)	1,683,170	1,683,170	0	*
PV Special Opportunity I LLC(92)	2,101,368	2,101,368	0	*
Rajeev Misra	792,080	792,080	0	*
Rashmi Reddy Nalla	99,010	99,010	0	*
RBCH II Ltd. (93)	297,030	297,030	0	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd. (94)	396,040	396,040	0	*
Richard Ma	59,406	59,406	0	*
Richard Rosenblum	99,010	99,010	0	*
RLH Capital LLC(95)	17,822	17,822	0	*
RLH SPAC Fund LP(96)	19,804	19,804	0	*
Room40 Capital Partners Master LP(97)	495,050	495,050	0	*
RV III BNCE, LP(98)	792,080	792,080	0	*
Saba Capital Income & Opportunities Fund(99)	60,846	60,846	0	*
Saba Capital Income & Opportunities Fund II(100)	46,684	46,684	0	*
Saba Capital Master Fund, Ltd(101)	288,510	288,510	0	*
Sanctuary London LLC(102)	1,188,120	1,188,120	0	*
SecondLane BNB Ltd. (103)	396,040	396,040	0	*
Secure digital payments corp. (104)	59,406	59,406	0	*
Sergey Kondrashin(121)	198,020	198,020	0	*
Series F Liquid Opportunities LP(105)	130,692	130,692	0	*
Shay Capital LLC(106)	99,010	99,010	0	*
Simon Peter Smith	198,020	198,020	0	*
SLN Capital Limited(107)	396,040	396,040	0	*
Sternstar LLC(108)	23,762	23,762	0	*
Stratos Liquid Fund LP(109)	396,040	396,040	0	*
10X Capital Partners LLC(110)	640,099	640,099	0	*
10X BNB Cayman Sponsor(111)	2,376,239	2,376,239	0	*
TF Investments FZ-LLC(112)	198,020	198,020	0	*
TFP Capital (BVI) Holdings Ltd(113)	495,050	495,050	0	*
TQ Master Fund LP(114)	49,504	49,504	0	*
V3 Holding Limited(115)	2,970,298	2,970,298	0	*
Vernon Capital, LLC(116)	99,010	99,010	0	*
Vitamin Q Capital Series E LLC(117)	49,506	49,506	0	*
Winone Limited(118)	2,970,298	2,970,298	0	*
Yugana Hana Ltd(119)	13,860	13,860	0	*
YZi Labs Management Ltd. (120)	23,366,341	23,366,341	0	*

(*)	Represents less than 1%.
(†)	Unless otherwise provided, 50% of the shares of Common Stock held with respect to each selling securityholder represent shares of Common Stock which may be delivered upon exercise of Stapled Warrants (which are exercisable within 60 days) held by the respective selling securityholder.

(1)	As of June 16, 2026. Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, (ii) full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares, (iii) full exercise of all of the Strategic Advisor Warrants and the sale of the Strategic Advisor Warrant Shares, and (iv) full exercise of all of the Representative’s Warrants and the sale of the Representative’s Warrant Shares.
(2)	Arul Murugan, Managing Director of 11-11 DG Holdings, LLC (“11-11 DG Holdings”), has voting and investment control of the shares held by 11-11 DG Holdings and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of 11-11 DG Holdings is 4290 S. Highway 27, Suite 201 Space 3, Clermont, FL 34711.
(3)	Hu Aosong, Director of 99 Capital LP (“99 Capital”), has voting and investment control of the shares held by 99 Capital and may be deemed to be the beneficial owner of such shares. Hu Aosong, however, disclaims any beneficial ownership of such securities. The address of 99 Capital is PO Box 2775, 71 Fort Street, 3rd Floor, Grand Cayman KY1-1111, Cayman Islands.
(4)	Consists of 2,772,278 shares of Common Stock. The address of Abraham Strategies is 12409 Avenue 419, Orosi, CA 93647-1902.

14

(5)	Omar Yousif, Manager of AD BNB a series of Allocations 2025 Master, LLC (“AD BNB”), has voting and investment control of the shares held by AD BNB and may be deemed to be the beneficial owner of such shares. Omar Yousif disclaims any beneficial ownership of such securities. The address of AD BNB is 1042 E Fort Union Blvd. number 368, Midvale, UT 84047.
(6)	Naser Nabulsi, Chief Executive Officer of Al Mal Capital PSC (“Al Mal Capital”), has voting and investment control of the shares held by Al Mal Capital and may be deemed to be the beneficial owner of such shares. Naser Nabulsi disclaims any beneficial ownership of such securities. The address of Al Mal Capital is 48 Burj Gate, Downtown Sheikh Zayed Rd., Office 901 PO Box 119930, Dubai, United Arab Emirates.
(7)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(8)	James Chi Kit Ho, Director of Animoca Ventures SPC – Animoca Ventures I, SP (“Animoca Ventures”), has voting and investment control of the shares held by Animoca Ventures and may be deemed to be the beneficial owner of such shares. James Chi Kit Ho, however, disclaims any beneficial ownership of such securities. The address of Animoca Ventures is 28/F Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.
(9)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(10)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(11)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Opportunities Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(12)	Consists of 1,386,140 shares of Common Stock. The address of Apollo Exchange is 8 The Green, Suite A, Dover, DE 19901, United States.
(13)	Vanessa Grellet and William Wolf, Managing Partners of Arche Capital SPV IV LLC (“Arche Capital”), have voting and investment control of the shares held by Arche Capital and may be deemed to be the beneficial owners of such shares. Vanessa Grellet and William Wolf disclaim any beneficial ownership of such securities. The address of Arche Capital is 2021 Guadalupe Street, Suite 260, Austin, Texas 78705.
(14)	J. Michael Arrington, General Partner of Arrington Moonbeam Growth Fund, LP (“Arrington Moonbeam”), has voting and investment control of the shares held by Arrington Moonbeam and may be deemed to be the beneficial owner of such shares. J. Michael Arrington disclaims any beneficial ownership of such securities. The address of Arrington Moonbeam is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(15)	J. Michael Arrington, Managing Partner of Arrington XRP Capital Fund, LP (“Arrington XRP Capital”), has voting and investment control of the shares held by Arrington XRP Capital and may be deemed to be the beneficial owner of such shares. J. Michael Arrington, however, disclaims any beneficial ownership of such securities. The address of Arrington XRP Capital is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(16)	Gerard Lopez, Director of Beaming Victory Limited (“Beaming Victory”), has voting and investment control of the shares held by Beaming Victory and may be deemed to be the beneficial owner of such shares. Gerard Lopez, however, disclaims any beneficial ownership of such securities. The address of Beaming Victory is 3rd Floor, J&C Building, Road Town, Tortola, British Virgin Islands, VG1110.
(17)	Robin Tobias Ladow, General Partner of BNB PIPE, L.P. – Series 1 (“BNB PIPE”), has voting and investment control of the shares held by BNB PIPE and may be deemed to be the beneficial owner of such shares. Robin Tobias Ladow, however, disclaims any beneficial ownership of such securities. The address of BNB PIPE is Apartment 10, Villa des Cigognes, 15 Bis Rue Louis Auréglia, 98000 Monaco.
(18)	Consists of 198,020 shares of Common Stock. Darren Dineen has voting and investment control of the shares held by Boolean Investment Holdings Limited and may be deemed to be the beneficial owner of such shares. Darren Dineen disclaims any beneficial ownership of such securities. The address of Boolean Investment is Windward 3, Regatta Office Park, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands.
(19)	David Garcia, Partner of Borderless Multi-Strategy Fund V LP (“Borderless Multi-Strategy Fund V”), has voting and investment control of the shares held by Borderless Multi-Strategy Fund V and may be deemed to be the beneficial owner of such shares. David Garcia, however, disclaims any beneficial ownership of such securities. The address of Borderless Multi-Strategy Fund V is 4290 South Highway 27 Suite 201 Space 3, Clermont, FL 34711.

15

(20)	Edward M. Breed Jr., Principal of the GP of Breed Fund II, LP (“Breed Fund II”), has voting and investment control of the shares held by Breed Fund II and may be deemed to be the beneficial owner of such shares. Edward M. Breed Jr. disclaims any beneficial ownership of such securities. The address of Breed Fund II is 508 Castania Ave, Coral Gables, FL 33146.
(21)	Consists of 1,386,140 shares of Common Stock. The address of Broocknell Holdings is 1 Poseidonos Str, Ledra Business Centre, Egkomi, CY-2406, Nicosia, Cyprus.
(22)	William Rose of BTG Pactual Absolute Return Master Fund LP (“BTG Pactual”), has voting and investment control of the shares held by BTG Pactual and may be deemed to be the beneficial owner of such shares. William Rose, however, disclaims any beneficial ownership of such securities. The address of BTG Pactual is 601 Lexington Ave, 57th Floor, New York, NY 10022.
(23)	Neil Harounian, President of BZH, LLC (“BZH”), has voting and investment control of the shares held by BZH and may be deemed to be the beneficial owner of such shares. Neil Harounian disclaims any beneficial ownership of such securities. The address of BZH is 30 N. Gould St. Ste. N., Sheridan, WY 82801.
(24)	Xiyan Sun, Director of CC Ventures (“CC Ventures”), has voting and investment control of the shares held by CC Ventures and may be deemed to be the beneficial owner of such shares. Xiyan Sun, however, disclaims any beneficial ownership of such securities. The address of CC Ventures is 122 Mary Street, George Town, Grand Cayman, KYI 1206.
(25)	Grigori Fishman, Director of Chiron Management Company Limited (“Chiron Management”), has voting and investment control of the shares held by Chiron Management and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Chiron Management is 13/F Building 162 Queen’s Road Central, Hong Kong.
(26)	Eli Zakirov, the natural control person of Citium Holdings SPF (“Citium Holdings”), has voting and investment control of the shares held by Citium Holdings and may be deemed to be the beneficial owner of such shares. Eli Zakirov disclaims any beneficial ownership of such securities. The address of Citium Holdings is Hertfordshire Golf & Country Club, Broxbournebury Mansion, White Stubbs Lane, Broxbourne EN10 7PY, United Kingdom.
(27)	Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of CoinFund Liquid Opportunities LP (“CoinFund”), has voting and investment control of the shares held by CoinFund and may be deemed to be the beneficial owner of such shares. Seth Ginns disclaims any beneficial ownership of such securities. The address of CoinFund is 5 Bryant Park Suite 1003, New York, New York 10018.
(28)	George Kikvadze, the natural control person of Cryptic Venture Partners (“Cryptic Venture”), has voting and investment control of the shares held by Cryptic Venture and may be deemed to be the beneficial owner of such shares. George Kikvadze disclaims any beneficial ownership of such securities. The address of Cryptic Venture is Main Street 556, Charlestown, Saint Kitts and Nevis.
(29)	Frédéric Chesnais, Chief Executive Officer of Crypto Blockchain Industries, SA (“Crypto Blockchain Industries”), has voting and investment control of the shares held by Crypto Blockchain Industries and may be deemed to be the beneficial owner of such shares. Frédéric Chesnais disclaims any beneficial ownership of such securities. The address of Crypto Blockchain Industries is 38 rue de Berri, 75008 Paris, France.
(30)	Konstantin Lomashuk, Petrus Dorfling Basson, Oliver Tuke Bell, and Aleksei Mikhailov, (the “Board of Directors”) directors of Cyber Citadel (“Cyber Citadel”) have voting and investment control of the shares held by Cyber Citadel and may be deemed to be the beneficial owner of such shares. The Board of Directors, however, disclaim any beneficial ownership of such securities. The address of Cyber Citadel is P.O. Box 2775, 71 Fort St, 3rd Floor, George Town, Grand Cayman, KY1-1111, Cayman Islands.
(31)	Tekin Salimi, Director of dao5 capital fund II L.P. (“dao5 Capital Fund II”), has voting and investment control of the shares held by dao5 Capital Fund II and may be deemed to be the beneficial owner of such shares. Tekin Salimi, however, disclaims any beneficial ownership of such securities. The address of dao5 Capital Fund II is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
(32)	Kyle Powers, Manager of DE SIP LLC (“DE SIP”), has voting and investment control of the shares held by DE SIP and may be deemed to be the beneficial owner of such shares. Kyle Powers, however, disclaims any beneficial ownership of such securities. The address of DE SIP LLC is 151 Calle de San Francisco STE 200 PMB 5534, San Juan, PR 00901.
(33)	Kavita Gupta, General Partner of Delta Blockchain Fund LP (“Delta Blockchain”), has voting and investment control of the shares held by Delta Blockchain and may be deemed to be the beneficial owner of such shares. Kavita Gupta disclaims any beneficial ownership of such securities. The address of Delta Blockchain is 888 Brickell Key Drive, Suite 511, Miami, FL 33131.
(34)	Arul Murugan, Managing Director of Eleven Eleven Algo Cl (“Eleven Eleven Algo”), has voting and investment control of the shares held by Eleven Eleven Algo and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of Eleven Eleven Algo Cl is Floor 4, Willow House, Cricket Square, Grand Cayman KY1 9010, Cayman Islands.

16

(35)	Gratian Schindler, director of Entropy Digital AG (“Entropy Digital”), has voting and investment control of the shares held by Entropy Digital and may be deemed to be the beneficial owner of such shares. Gratian Schindler disclaims any beneficial ownership of such securities. The address of Entropy Digital is Baarerstrasse 141, 6300 Zug, Switzerland.
(36)	Andrey Dashin and Olga Rybalkina, the natural control persons of Exinity Limited (“Exinity”), have voting and investment control of the shares held by Exinity and may be deemed to be the beneficial owners of such shares. Andrey Dashin and Olga Rybalkina disclaim any beneficial ownership of such securities. The address of Exinity is 5th Floor, NEX Tower, Rue Du Savoir, Cybercity, 72201 Ebene, Republic of Mauritius.
(37)	Michael Gelband and Hyung Lee, the natural control persons of ExodusPoint Partners Master Fund, LP (“ExodusPoint”), have voting and investment control of the shares held by ExodusPoint and may be deemed to be the beneficial owners of such shares. Michael Gelband and Hyung Lee, however, disclaim any beneficial ownership of such securities. The address of ExodusPoint Partners Master Fund, LP is 65 E 55th St, New York, NY 10022.
(38)	David Grider, Director of Finality Liquid Opportunities Master Fund Ltd. (“Finality Liquid Opportunities”), has voting and investment control of the shares held by Finality Liquid Opportunities and may be deemed to be the beneficial owner of such shares. David Grider, however, disclaims any beneficial ownership of such securities. The address of Finality Liquid Opportunities Master Fund Ltd. is 9903 S. Santa Monica Blvd., #2900, Beverly Hills, CA 90212.
(39)	Alexander Ruthizer, Manager of For The Tech LLC (“For The Tech”), has voting and investment control of the shares held by For The Tech and may be deemed to be the beneficial owner of such shares. Alexander Ruthizer disclaims any beneficial ownership of such securities. The address of For The Tech is 1309 COFFEEN AVE STE 1200 SHERIDAN, WY 82801.
(40)	Nagendra Bhargava Bharatula, Director of G-20 Hermes Advisory Ltd (“G-20 Hermes Advisory”), has voting and investment control of the shares held by G-20 Hermes Advisory and may be deemed to be the beneficial owner of such shares. Nagendra Bhargava Bharatula, however, disclaims any beneficial ownership of such securities. The address of G-20 Hermes Advisory Ltd is Luna Tower, Waterfront Drive, Road Town, Tortola, VG1110, British Virgin Islands.
(41)	Graticule Asia Macro Advisors LLC (“GAMA”) serves as the investment manager to GAMA DAT IV SPV, LLC (“GAMA DAT IV”). Adam Jason Levinson is the Chief Investment Officer of GAMA and, in such capacity, holds voting and investment power over the shares held by GAMA DAT IV. Accordingly, GAMA and Mr. Levinson may each be deemed to be the beneficial owner of the shares held by GAMA DAT IV. Each of GAMA and Mr. Levinson disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of GAMA DAT IV is c/o 1 Wallich Street, 16-03, Singapore 078881.
(42)	Grigori Fishman, Director of Gluonfield Holdings Limited (“Gluonfield Holdings”), has voting and investment control of the shares held by Gluonfield Holdings and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Gluonfield Holdings Limited is 3rd Floor Genesis Building, Genesis Close, George Town, PO Box 498, Grand Cayman KY1-1106, Cayman Islands.
(43)	GNT Special Opportunity I LLC, a Delaware limited liability company (“GNT Special”), is the registered shareholder of these shares. GNT GP LLC, a Delaware limited liability company (“GNT GP”) is the sole manager of GNT Special, and each of Gideon Daitz, Tomas Pacak, and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak, and Qadri may be deemed to share beneficial ownership of these shares with GNT Special. However, each of Messrs. Daitz, Pacak, and Qadri disclaim beneficial ownership of these shares. The address of GNT Special Opportunity I LLC is 201 California St Ste 350, San Francisco, CA 94111-5038.
(44)	Kingsley Advani, Managing Member of Goldmount II, a series of Allocations 2025 Master LLC (“Goldmount II”), has voting and investment control of the shares held by Goldmount II and may be deemed to be the beneficial owner of such shares. Kingsley Advani disclaims any beneficial ownership of such securities. The address of Goldmount II is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.
(45)	Kingsley Advani, Managing Member of Goldmount III a series of Allocations 2025 Master LLC (“Goldmount III”), has voting and investment control of the shares held by Goldmount III and may be deemed to be the beneficial owner of such shares. Kingsley Advani disclaims any beneficial ownership of such securities. The address of Goldmount III is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.

17

(46)	Thi Quynh Ho, the natural control person of GSR Growth Investments LP (“GSR Growth Investments”), has voting and investment control of the shares held by GSR Growth Investments and may be deemed to be the beneficial owner of such shares. Thi Quynh Ho, however, disclaims any beneficial ownership of such securities. The address of GSR Growth Investments LP is c/o Zedra Booths Hall, Booths Park 3, Chelford Road, Knutsford, Cheshire, United Kingdom, WA16 8GS.
(47)	Sean Kallir, the Chief Executive Officer and Portfolio Manager of HGC Investment Management Inc, the investment manager of The HGC Fund LP (“HGC”), has voting and investment control of such shares, and may be deemed to be the beneficial owner of such shares. Sean Kallir disclaims any beneficial ownership of such securities. The address of HGC is 1027 Yonge St, Suit 301, Toronto, ON, Canada, M4W 2K9.
(48)	Alexander Pack, the natural control person of Hack Seed Fund II LP (“Hack Seed Fund II”), has voting and investment control of the shares held by Hack Seed Fund II and may be deemed to be the beneficial owner of such shares. Alexander Pack, however, disclaims any beneficial ownership of such securities. The address of Hack Seed Fund II LP is Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.
(49)	Trevor Koverko, through his ownership of TDK Cashflow Ltd, has voting and investment control over Hamble International Inc. (“Hamble International”), which has voting and investment control over the shares of Common Stock held by Hamble International. Mr. Koverko and TDK Cashflow Ltd may be deemed the beneficial owner of such shares of Common Stock. The address of Hamble International is Suite 1, Ground Floor, The Financial Services Centre Bishop’s Court Hill Street Michael BB14004, Barbados.
(50)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Concentrated, LP (“Harraden Circle Concentrated”), has voting and investment control of the shares held by Harraden Circle Concentrated and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Concentrated is 299 Park Avenue, 21st Floor, New York, NY 10171.
(51)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Investors, LP (“Harraden Circle Investors”), has voting and investment control of the shares held by Harraden Circle Investors and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Investors is 299 Park Avenue, 21st Floor, New York, NY 10171.
(52)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Special Opportunities, LP (“Harraden Circle Special Opportunities”), has voting and investment control of the shares held by Harraden Circle Special Opportunities and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Special Opportunities is 299 Park Avenue, 21st Floor, New York, NY 10171.
(53)	Hivemind Validation QOZ GP is the general partner of Hivemind Validation Master Fund. Hivemind Capital Partners, LLC (“HCP”) is the investment manager of Hivemind Validation Master Fund. HCP’s voting and investment decisions are made by an investment committee members comprised of Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind GP, HCP and the Investment Committee Members disclaim beneficial ownership of the securities listed above held by Hivemind Validation Master Fund, except to the extent of pecuniary interest therein. The address of Hivemind Validation Master Fund is c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.
(54)	Bradley Mills, President of HODL Holdings Inc. (“HODL Holdings”), has voting and investment control of the shares held by HODL Holdings and may be deemed to be the beneficial owner of such shares. Bradley Mills, however, disclaims any beneficial ownership of such securities. The address of HODL Holdings Inc. is 161-62 Frank Street, Strathroy, Ontario, Canada N7G 1T7.
(55)	Fiducia Trustees Ltd, the sole director of Huddle Park Ltd (“Huddle Park”), the underlying company of an irrevocable and non-discretionary trust. The address of Huddle Park is 11 Habarzel Street, Tel Aviv, Israel, 6971017.
(56)	Gregory Carson, Chief Executive Officer of Humla Ventures on behalf of TBD, SPV (“Humla Holdings”), has voting and investment control of the shares held by Humla Holdings and may be deemed to be the beneficial owner of such shares. Gregory Carson, however, disclaims any beneficial ownership of such securities. The address of Humla Ventures on behalf of TBD, SPV is 30 Washington St, apt 14-S, 00907 San Juan, PR.
(57)	Andrew Hoppin, Manager and Co-Chief Investment Officer of Hyla Liquid Venture Fund, LP (“Hyla Liquid Venture Fund”), has voting and investment control of the shares held by Hyla Liquid Venture Fund and may be deemed to be the beneficial owner of such shares. Andrew Hoppin, however, disclaims any beneficial ownership of such securities. The address of Hyla Liquid Venture Fund, LP is 1721 Broadway, Suite 201, Oakland, CA 94602.

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(58)	Hypersphere Atlas Management Ltd. has voting and investment control over the shares held by Hypersphere Atlas Master Fund Ltd. The address of record is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands.
(59)	Zhenhua Wang, the natural control person of Inventive Sino Limited (“Inventive Sino”), has voting and investment control of the shares held by Inventive Sino and may be deemed to be the beneficial owner of such shares. Zhenua Wang disclaims any beneficial ownership of such securities. The address of Inventive Sino is 1005, 10/F, ICBC Tower 3 Garden Road, Central, Hong Kong.
(60)	Akio Tanaka, Director of IVC Advisory Co. Ltd. (“IVC Advisory”), has voting and investment control of the shares held by IVC Advisory and may be deemed to be the beneficial owner of such shares. Akio Tanaka, however, disclaims any beneficial ownership of such securities. The address of IVC Advisory Co. Ltd. is 1F, No. 24, Alley 2, Lane 397, Mingshui Road, Zhongshan District, Taipei City, Taiwan 10491.
(61)	Turner Batty and Matthew Berger, the natural control persons of Jane Street Global Trading, LLC (“Jane Street”), have voting and investment control of the shares held by Jane Street and may be deemed to be the beneficial owners of such shares. Turner Batty and Matthew Berger, however, disclaim any beneficial ownership of such securities. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.
(62)	Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe, respectively, the Sole Shareholder and the Managing Directors of JB-Growth GmbH (“JB-Growth”), have voting and investment control of the shares held by JB-Growth and may be deemed to be the beneficial owners of such shares. Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe disclaim any beneficial ownership of such securities. The address of JB-Growth is Attilastrasse 18, 12529 Schoenefeld, Germany.
(63)	Timothy Chen, Manager of JL SOF I A Series of Allocations 2025 Master, LLC (“JL SOF I”), has voting and investment control of the shares held by JL SOF I and may be deemed to be the beneficial owner of such shares. Timothy Chen disclaims any beneficial ownership of such securities. The address of JL SOF I is 1250 Ponce De Leon Ave Ste 301, PMB 2033, San Juan, Puerto Rico, 00907.
(64)	Jeannie Vu, President of Kenetic FO LLC (“Kenetic FO”), has voting and investment control of the shares held by Kenetic FO and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Kenetic FO LLC is 53 Calle Las Palmeras Ste 903, San Juan, PR 00901.
(65)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The principal address of the foregoing entities is CO SERVICES CAYMAN LIMITED, Willow House, Cricket Square, Grand Cayman KY1 1001, Cayman Islands.
(66)	Chen Jiaxiao, Director of Layertech Inc. (“Layertech”), has voting and investment control of the shares held by Layertech and may be deemed to be the beneficial owner of such shares. Chen Jiaxiao, however, disclaims any beneficial ownership of such securities. The address of Layertech Inc. is Intershore Chambers, Road Town, Tortola, British Virgin Islands.
(67)	Lee Pennington, Partner of LeadSeven LLC (“LeadSeven”), has voting and investment control of the shares held by LeadSeven and may be deemed to be the beneficial owner of such shares. Lee Pennington, however, disclaims any beneficial ownership of such securities. The address of LeadSeven LLC is 704 N King St. Ste 500, Wilmington, DE 19801.
(68)	Yang Qi, Director of LTP Equity Opportunities I Limited (“LTP Equity Opportunities”), has voting and investment control of the shares held by LTP Equity Opportunities and may be deemed to be the beneficial owner of such shares. Yang Qi disclaims any beneficial ownership of such securities. The address of LTP Equity Opportunities is 9 Battery Road, #09-01 MYP Centre, Singapore 049910.
(69)	Arthur Hayes, Director of Maelstrom Fund (BVI), Ltd. (“Maelstrom Fund”), has voting and investment control of the shares held by Maelstrom Fund and may be deemed to be the beneficial owner of such shares. Arthur Hayes disclaims any beneficial ownership of such securities. The address of Maelstrom Fund is G/F U Lam Court, 5 U Lam Terrace, Hong Kong.
(70)	Elias Taeid, as sole trustee of the Elias Taeid 2021 JKT Family Trust, the Managing Member of Mazel Investors LLC (“Mazel Investors”), has voting and investment control of the shares held by Mazel Investors and may be deemed to be the beneficial owner of such shares. Elias Taeid, however, disclaims any beneficial ownership of such securities. The address of Mazel Investors LLC is 40 Curtermill Road, Suite 503, Great Neck, NY 11021.
(71)	Merkle Tree Markets Ltd. (“Merkle Tree Markets”) is a wholly-owned subsidiary of Blockchain.com Group Holdings, Inc (“Blockchain.com”). Simon Peter Smith, Chief Executive Officer of Blockchain.com, has voting and investment control of the shares held by Merkle Tree Markets and may be deemed to be the beneficial owner of such shares. Simon Peter Smith disclaims any beneficial ownership of such securities. The address of Merkle Tree Markets is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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(72)	Marina Ramazashvili, Director of Mission Gate Inc (“Mission Gate”), has voting and investment control of the shares held by Mission Gate and may be deemed to be the beneficial owner of such shares. Marina Ramazashvili, however, disclaims any beneficial ownership of such securities. The address of Mission Gate Inc is Quijano Chambers, P.O. Box 3159, Road Town, Tortola, British Virgin Islands.
(73)	Matthew MacIsaac, Secretary of MM Asset Management Inc. Investment Advisor to MMCAP International Inc. SPC (“MMCAP”), has voting and investment control of the shares held by MMCAP and may be deemed to be the beneficial owner of such shares. Matthew MacIsaac, however, disclaims any beneficial ownership of such securities. The address of MMCAP International Inc. SPC is Mourant Governance Service (Cayman) Ltd, 94 Solaris Ave, Camana Bay BO 1348, Grand Cayman, Cayman Islands KY1-1108.
(74)	Shiliang Tang, Chief Executive Officer of MNNC Capital Digital Asset Opportunities Master Fund, LP (“MNNC Capital”), has voting and investment control of the shares held by MNNC Capital and may be deemed to be the beneficial owner of such shares. Shiliang Tang disclaims any beneficial ownership of such securities. The address of MNNC Capital is MNNC Group LLC, 525 Washington Blvd, Third Floor, Jersey City, NJ 07310.
(75)	Tatiana Koffman, Manager of Moonwalker SPV 1 LLC (“Moonwalker SPV 1”), has voting and investment control of the shares held by Moonwalker SPV 1 and may be deemed to be the beneficial owner of such shares. Tatiana Koffman disclaims any beneficial ownership of such securities. The address of Moonwalker SPV 1 is 2093 Philadelphia Pike #9690, Claymont, DE 19703.
(76)	Jianping Kong, Chairman of the board of directors of Nano Labs Ltd (“Nano Labs”), has voting and investment control of the shares held by Nano Labs and may be deemed to be the beneficial owner of such shares. Jianping Kong disclaims any beneficial ownership of such securities. The address of Nano Labs is China Yuangu Hanggang Technology Building, 509 Qianjiang Road, Shangcheng District, Hangzhou, Zhejiang People’s Republic of China.
(77)	Yang Linke, Manager of O&L SPV a series of Allocations 2025 Master, LLC (“O&L SPV”), has voting and investment control of the shares held by O&L SPV and may be deemed to be the beneficial owner of such shares. Yang Linke disclaims any beneficial ownership of such securities. The address of O&L SPV is 1042 E Fort Union Blvd Number 368, Midvale, UT 84047.
(78)	Nancy Oh, Portfolio Manager of One68 Global Capital, LLC (“One68 Global Capital”), has voting and investment control of the shares held by One68 Global Capital and may be deemed to be the beneficial owner of such shares. Nancy Oh, however, disclaims any beneficial ownership of such securities. The address of One68 Global Capital, LLC is 280 Park Ave, 5th Floor, NY, NY 10017.
(79)	David Nikzad, Chief Executive Officer of Orthogonal Thinker Inc. (“Orthogonal Thinker”), has voting and investment control of the shares held by Orthogonal Thinker and may be deemed to be the beneficial owner of such shares. David Nikzad, however, disclaims any beneficial ownership of such securities. The address of Orthogonal Thinker Inc. is 1215 South Kihei Rd., Suite O #424, Kihei, HI 96753.
(80)	Consists of 350,000 shares of Common Stock underlying the Asset Manager Warrants. Joel Padowitz, Managing Member of Palladium Holdings, LLC (“Palladium Holdings”), has voting and investment control of the shares held by Palladium Holdings and may be deemed to be the beneficial owner of such shares. Joel Padowitz, however, disclaims any beneficial ownership of such securities. The address of Palladium Holdings, LLC is 152 West 57th Street, 24th Floor, New York, NY 10019.
(81)	Jeannie Vu, Manager of Palmas Accelerate SPV LLC a series of Palmas SPV LLC (“Palmas Accelerate SPV”), has voting and investment control of the shares held by Palmas Accelerate SPV and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Palmas Accelerate SPV LLC a series of Palmas SPV LLC is 53 Calle Las Palmeras Ste 903, San Juan, PR 00901.
(82)	Pantera Blockchain Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Blockchain Fund LP and has control and discretion over the shares held by Pantera Blockchain Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Blockchain Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Blockchain Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(83)	Pantera DAT Opportunities Master Fund SP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera DAT Opportunities Master Fund SP and has control and discretion over the shares held by Pantera DAT Opportunities Master Fund SP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera DAT Opportunities Master Fund SP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery Street, San Francisco, CA 94111.

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(84)	Pantera Liquid Token Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Liquid Token Fund LP and has control and discretion over the shares held by Pantera Liquid Token Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Liquid Token Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Liquid Token Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(85)	Daniel Chaudhry, Director of Paper Group Inc (“Paper Group”), has voting and investment control of the shares held by Paper Group and may be deemed to be the beneficial owner of such shares. Daniel Chaudhry disclaims any beneficial ownership of such securities. The address of Paper Group is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.
(86)	Joseph Weinberg, Director of Paycase Financial Corp. (“Paycase Financial”), has voting and investment control of the shares held by Paycase Financial and may be deemed to be the beneficial owner of such shares. Joseph Weinberg disclaims any beneficial ownership of such securities. The address of Paycase Financial is 3080 Yonge Street, Suite 6060, Toronto, ON. M4N3N1.
(87)	Consists of 39,604 shares of Common Stock. The address of Perga Capital is 1000 Biscayne Blvd #1501, Miami, FL 33132.
(88)	Philippe Bekhazi, Chief Executive Officer of Phiton Ventures, LLC (“Phiton Ventures”), has voting and investment control of the shares held by Phiton Ventures and may be deemed to be the beneficial owner of such shares. Philippe Bekhazi, however, disclaims any beneficial ownership of such securities. The address of Phiton Ventures, LLC is 2955 NE 7th Ave, Miami, FL 33137.
(89)	Matthew Pinz, Chief Investment Officer and Managing Member of Pinz Capital Special Opportunities Fund LP, has voting and investment control of the shares held by Pinz Capital Special Opportunities Fund LP and may be deemed to be the beneficial owner of such shares. Matthew Pinz disclaims any beneficial ownership of such securities. The address of Pinz Capital Special Opportunities Fund LP is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.
(90)	Erlisa Zherka, Manager of Project Alpha B No 2, a series of GCRx Master LLC (“Project Alpha B No 2”), has voting and investment control of the shares held by Project Alpha B No 2 and may be deemed to be the beneficial owner of such shares. Erlisa Zherka, however, disclaims any beneficial ownership of such securities. The address of Project Alpha B No 2, a series of GCRx Master LLC is 2290, 1007 N Orange St. 4th Floor, Wilmington, DE, New Castle, US, 19801.
(91)	Peter Wong, Director of Propel Horizon Holdings Limited (“Propel Horizon”), has voting and investment control of the shares held by Propel Horizon and may be deemed to be the beneficial owner of such shares. Peter Wong disclaims any beneficial ownership of such securities. The address of Propel Horizon is Suite 3308, 33/F, Champion Tower, 3 Garden Road, Central, Hong Kong.
(92)	PV Special Opportunity I LLC, a Delaware limited liability company (“PV Special”), is the registered shareholder of these shares. GNT GP LLC, a Delaware limited liability company (“GNT GP”) is the sole manager of PV Special, and each of Gideon Daitz, Tomas Pacak, and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak, and Qadri may be deemed to share beneficial ownership of these shares with PV Special. However, each of Messrs. Daitz, Pacak, and Qadri disclaim beneficial ownership of these shares. The address of PV Special Opportunity I LLC is 201 California St Ste 350, San Francisco, CA 94111-5038.
(93)	Viktor Fischer and Jakub Havrlant, the natural control persons of RBCH II Ltd. (“RBCH II”), have voting and investment control of the shares held by RBCH II and may be deemed to be the beneficial owners of such shares. Viktor Fischer and Jakub Havrlant disclaim any beneficial ownership of such securities. The address of RBCH II is c/o Blockad s.r.o., Generála Píky 430/26, Dejvice, 160 00, Prague, Czech Republic.
(94)	Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. (the “Selling Stockholder”). Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the Selling Stockholder. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Selling Stockholder is 149 5th Avenue, 10th Floor, New York, NY 10010.
(95)	Louis Camhi, Chief Investment Officer of RLH Capital LLC (“RLH Capital”), has voting and investment control of the shares held by RLH Capital and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH Capital LLC is 119 Hicks Lane, Great Neck, NY 11024.

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(96)	Louis Camhi, Chief Investment Officer of RLH Capital LLC, the Manager of RLH SPAC Fund LP (“RLH SPAC Fund”), has voting and investment control of the shares held by RLH SPAC Fund and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH SPAC Fund LP is 119 Hicks Lane, Great Neck, NY 11024.
(97)	Paul Yablon, General Partner of Room40 Capital Partners Master LP (“Room40 Capital Partners”), has voting and investment control of the shares held by Room40 Capital Partners and may be deemed to be the beneficial owner of such shares. Paul Yablon, however, disclaims any beneficial ownership of such securities. The address of Room40 Capital Partners Master LP is 30 W 24th Street, Floor 10, New York, NY 10010.
(98)	Michael Steinberg, Managing Member of Reciprocal Ventures SPV GP, LLC, the general partner of RV III BNCE, LP (“RV III BNCE”), may be deemed to have voting, investment and dispositive power over the shares held by RV III BNCE. Michael Steinberg, however, disclaims any beneficial ownership of such securities, except to the extent of his actual pecuniary interest in such shares. The address of RV III BNCE is 24 W 25th Street, 5th Floor, New York, NY 10010.
(99)	The Securityholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(100)	The Securityholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund II is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(101)	Boaz Weinstein, the managing member of Saba Capital Management GP LLC, the General Partner of Saba Capital Management, LP, which manages Saba Capital Master Fund, Ltd. (“Saba Capital Master Fund”), has voting and investment control of the shares held by Saba Capital Master Fund and may be deemed to be the beneficial owner of such shares. Boaz Weinstein disclaims any beneficial ownership of the securities reported by such securityholder other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Saba Capital Master Fund, Ltd. is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174. To the Company’s knowledge, Saba Capital Master Fund, Ltd. has not had any position, office, or other material relationship with the Company or any of its affiliates within the past three years.
(102)	Consists of 1,188,120 shares of Common Stock. The address of Sanctuary London is 8 The Green, Suite A, Dover, DE 19901, United States.
(103)	Shakeeb Ahmad Zahir, Director of SecondLane BNB Ltd. (“SecondLane BNB”), has voting and investment control of the shares held by SecondLane BNB and may be deemed to be the beneficial owner of such shares. Shakeeb Ahmad Zahir, however, disclaims any beneficial ownership of such securities. The address of SecondLane BNB Ltd. is Lorentzstraat 74, 3817XM, Amersfoort, Netherlands.
(104)	David Shafrir, Chief Executive Officer of Secure Digital Payments Corp (“Secure Digital Payments”), has voting and investment control of the shares held by Secure Digital Payments and may be deemed to be the beneficial owner of such shares. David Shafrir, however, disclaims any beneficial ownership of such securities. The address of Secure Digital Payments Corp is 80 Yorkville Ave, Unit 904, Toronto, ON M5R-2C2, Canada.
(105)	Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of Series F Liquid Opportunities LP (“Series F Liquid Opportunities”), has voting and investment control of the shares held by Series F Liquid Opportunities and may be deemed to be the beneficial owner of such shares. Seth Ginns disclaims any beneficial ownership of such securities. The address of Series F Liquid Opportunities is 5 Bryant Park Suite 1003, New York, New York 10018.
(106)	Andrew Meehan, Chief Operating Officer of Shay Capital LLC (“Shay Capital”), has voting and investment control of the shares held by Shay Capital and may be deemed to be the beneficial owner of such shares. Andrew Meehan, however, disclaims any beneficial ownership of such securities. The address of Shay Capital LLC is 280 Park Avenue, 5th Floor West, New York, NY 10017.

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(107)	George Alexander, Director of SLN Capital Limited (“SLN Capital”), has voting and investment control of the shares held by SLN Capital and may be deemed to be the beneficial owner of such shares. George Alexander, however, disclaims any beneficial ownership of such securities. The address of SLN Capital Limited is Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands.
(108)	Consists of 23,762 shares of Common Stock. The address of Sternstar is 5344 Boca Marina Cir N, Boca Raton, FL 33487.
(109)	Rennick Palley, Manager of Stratos Liquid Fund LP (“Stratos Liquid Fund”), has voting and investment control of the shares held by Stratos Liquid Fund and may be deemed to be the beneficial owner of such shares. Rennick Palley, however, disclaims any beneficial ownership of such securities. The address of Stratos Liquid Fund LP is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.
(110)	Consists of 640,099 shares of Common Stock underlying the Asset Manager Warrants issued pursuant to the Asset Management Agreement, dated August 5, 2025, by and between the Company and 10X Capital Partners LLC.
(111)	Consists of 2,376,239 shares of Common Stock underlying the Strategic Advisor Warrants issued pursuant to the Strategic Advisor Agreement by and between the Company and 10X BNB Cayman Sponsor.
(112)	Tatiana Fileva, Sole Shareholder of TF Investments FZ-LLC (“TF Investments”), has voting and investment control of the shares held by TF Investments and may be deemed to be the beneficial owner of such shares. Tatiana Fileva disclaims any beneficial ownership of such securities. The address of TF Investments is B05-513A, Business Center 04, RAKEZ Business Zones located in Al Nakheel Area, RAK, United Arab Emirates.
(113)	Consists of 495,050 shares of Common Stock. Tal Robert Zahavi has voting and investment control of the shares held by TFP Capital (BVI) Holdings Ltd. and may be deemed to be the beneficial owner of such shares. Tal Robert Zahavi disclaims any beneficial ownership of such securities. The address of TFP Capital is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
(114)	Peter Bremberg, the majority owner and manager of The Quarry LP, the investment advisor of TQ Master Fund LP (“TQ Master Fund”), has voting and investment control of the shares of the shares held by TQ Master Fund and may be deemed to be the beneficial owner of such shares. The Quarry LP and Mr. Bremberg disclaims any beneficial ownership of such securities. The address of TQ Master Fund is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.
(115)	Valerijs Vavilovs, Director of V3 Holding Limited (“V3 Holding”), has voting and investment control of the shares held by V3 Holding and may be deemed to be the beneficial owner of such shares. Valerijs Vavilovs, however, disclaims any beneficial ownership of such securities. The address of V3 Holding Limited is 11 Al Nahmah St, Villa 11, Apt 2-4, Abu Dhabi, UAE.
(116)	Anthony Trotta, Principal of Vernon Capital, LLC (“Vernon Capital”), has voting and investment control of the shares held by Vernon Capital and may be deemed to be the beneficial owner of such shares. Anthony Trotta, however, disclaims any beneficial ownership of such securities. The address of Vernon Capital, LLC is 366 Camino de Las Pomarrosas, Dorado, PR 00646.
(117)	Consists of 49,506 shares of Common Stock. The address of Vitamin Q Capital is 1034 N Chartwell Ct, Salt Lake City, UT 84103.
(118)	Thibault Reichelt and Hui Liu, the Director and sole shareholder, respectively, of Winone Limited (“Winone”), have voting and investment control of the shares held by Winone and each may be deemed to be the beneficial owner of such shares. Thibault Reichelt and Hui Liu, however, disclaim any beneficial ownership of such securities. The address of Winone Limited is Vistra, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.
(119)	Consists of 13,860 shares of Common Stock. The address of Yugana Hana is 425 Carr 693, STE 1 PMB 093, Dorado, PR 00646.
(120)	Consists of 2,150,481 shares of Common Stock, 7,750,510 shares of Common Stock underlying the Pre-Funded Warrants, 9,900,991 shares of Common Stock underlying the Stapled Warrants and 3,564,359 shares of Common Stock underlying the Strategic Advisor Warrants. Changpeng Zhao, director of YZi Labs Management Ltd. (“YZi Labs”), has voting and investment control of the shares held by YZi Labs and may be deemed to be the beneficial owner of such shares. Changpeng Zhao disclaims any beneficial ownership of such securities. The address of YZi Labs is 2nd Floor Water’s Edge Building, PO Box 2429 Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.
(121)	Sergey Kondrashin has voting and investment control of the shares held by Sergey Kondrashin and may be deemed to be the beneficial owner of such shares. Sergey Kondrashin, however, disclaims any beneficial ownership of such securities. The address of Sergey Kondrashin is Chemin Marie Dentiere 12 Geneva, 1206 Switzerland.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary,” and (iii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Securities and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;
●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;
●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;
●	in privately negotiated transactions other than exchange or quotation service transactions;
●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;
●	hedging transactions, including, but not limited to:
●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling shareholder to close out its short position;
●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or
●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;
●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;
●	offerings directly to one or more purchasers, including institutional investors;
●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;
●	through distribution to the security holders of the Selling Stockholder;
●	by pledge to secure debts and other obligations;
●	through a combination of any such methods of sale; or
●	through any other method permitted under applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus form a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

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The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Asset Manager Warrants, we are also obligated to register the Asset Manager Warrants and Asset Manager Warrant Shares. Pursuant to the terms of the Stapled Warrants, we are also obligated to register the Stapled Warrants and Stapled Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities were passed upon for us by Winston & Strawn LLP and Fox Rothschild LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with offerings made pursuant to this prospectus will be passed upon for us by Perkins Coie LLP and, with respect to matters of Nevada law, Ballard Spahr LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of CEA Industries Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CEA Industries Inc. appearing in our Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (including any schedule appearing therein) have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://ir.ceaindustries.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 27, 2025) and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (filed with the SEC on July 25, 2025);
●	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025 (filed with the SEC on September 22, 2025), October 31, 2025 (filed with the SEC on December 15, 2025) and January 31, 2026 (filed with the SEC on March 16, 2026);
●	our Current Reports on Form 8-K filed with the SEC on May 8, 2025, June 9, 2025, June 10, 2025, July 3, 2025, July 28, 2025, August 1, 2025, August 8, 2025, August 19, 2025, August 25, 2025, September 2, 2025, September 9, 2025, September 25, 2025, October 7, 2025, October 7, 2025, October 17, 2025, November 28, 2025, December 29, 2025, December 29, 2025, January 6, 2026, February 9, 2026, February 17, 2026, February 18, 2026, March 12, 2026, March 23, 2026, April 9, 2026, May 6, 2026, May 13, 2026 , May 29, 2026, June 16, 2026 and June 17, 2026 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and
●	The description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023, as Exhibit 4.8 (File No. 001-41266), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://www.ceaindustries.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the base prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CEA Industries Inc.

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,100 Asset Manager Warrants to Purchase up to 990,100 Shares of Common Stock

990,100 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

PROSPECTUS

June 18, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

SEC Registration Fee		$(1)
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Miscellaneous		*
Total	$	*

(1) Previously paid.

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

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Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on January 28, 2010).

3.2	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K filed April 2, 2018).

3.3	Certificate of Amendment to Articles of Incorporation to increase capitalization and redeem Class A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 4, 2021).

3.4	Certificate of Amendment to Articles of Incorporation to change corporate name (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 18, 2021).

3.5	Certificate of Amendment to Articles of Incorporation to affect a reverse split and fix the new capitalization of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on February 1, 2022).

3.6	Certificate of Amendment to Articles of Incorporation to effect a reverse split filed with the State of Nevada on May 23, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on June 5, 2024).

3.9	Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed December 29, 2025).

3.11	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 29, 2025).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed January 28, 2010).

4.2	Form of Pre-Funded Warrant, dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025).

4.3	Form of Strategic Advisor Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.4	Form of Asset Manager Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.5	Form of Stapled Warrant dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025).

5.1	Opinion of Fox Rothschild LLP (incorporated herein by reference to Exhibit 5.1 to the Form S-3ASR filed on September 22, 2025).

5.2	Opinion of Winston & Strawn LLP (incorporated herein by reference to Exhibit 5.1 to the Form S-3ASR filed on September 22, 2025).

23.1	Consent of Sadler, Gibb & Associates, LLC.

23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1).

23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page of Registration Statement).

101	Interactive Data File

107	Filing Fee Table (incorporated herein by reference to Exhibit 107 to the Registration Statement on Form S-3ASR filed on September 22, 2025).

*To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on June 18, 2026.

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Namdar and William B. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Namdar	Chief Executive Officer (Principal Executive Officer)	June 18, 2026
David Namdar

/s/ William B. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2026
William B. Miller

/s/ Carly E. Howard	Chair of the Board of Directors	June 18, 2026
Carly E. Howard

/s/ Annemarie Tierney	Director	June 18, 2026
Annemarie Tierney

/s/ Glenn Tyranski	Director	June 18, 2026
Glenn Tyranski

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